UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2011

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On September 16, 2011, Cyclacel Pharmaceuticals, Inc. (the “Company”) received a deficiency letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for the last 30 consecutive business days the bid price of the Company’s securities had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ set forth in Listing Rule 5450(a)(1) (the “Rule”).

In accordance with Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 14, 2012, to regain compliance with the Rule. To regain compliance, the closing bid price of the Company’s securities must be at least $1.00 per share for a minimum ten consecutive business days. If the Company does not regain compliance with the Rule by March 14, 2012, NASDAQ will issue a delisting letter. At that time, the Company may request a hearing before a Listing Qualification Panel, which will stay the delisting. Alternatively, the Company may transfer its securities to The NASDAQ Capital Market and be eligible to an additional 180-day period to regain compliance if it meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market.

On September 22, 2011, the Company issued a press release announcing its receipt of NASDAQ’s deficiency letter. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

99.1   Press release, dated September 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: September 22, 2011

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